UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

ZimVie Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ZimVie to Report Second Quarter 2025 Financial Results on July 30, 2025

PALM BEACH GARDENS, Florida, July 25, 2025 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental implant market, today announced it will report financial results for the second quarter 2025 and file its Quarterly Report on Form 10-Q after market close on Wednesday, July 30, 2025.

On July 21, 2025, ZimVie issued a press release announcing ZimVie’s entry into a definitive agreement pursuant to which ZimVie will be acquired by an affiliate of ARCHIMED (“ARCHIMED”) for $19.00 in cash per share. A copy of that press release is accessible by visiting the “Investor Relations” section of ZimVie’s website.

The transaction is expected to close by year-end 2025, subject to the satisfaction of customary closing conditions, including approval by ZimVie’s stockholders and receipt of applicable regulatory approvals. Upon completion of the transaction, ZimVie will become a privately held company and shares of ZimVie common stock will no longer be listed or publicly traded on the NASDAQ stock exchange. Due to the pending transaction, ZimVie will not host a conference call for the second quarter and ZimVie is withdrawing fiscal 2025 guidance. ZimVie’s previous financial guidance should not be relied upon.

About ZimVie

ZimVie is a global life sciences leader in the dental implant market that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures. From its headquarters in Palm Beach Gardens, Florida, and additional facilities around the globe, ZimVie works to improve smiles, function, and confidence in daily life by offering comprehensive tooth replacement solutions, including trusted dental implants, biomaterials, and digital workflow solutions. As a worldwide leader in this space, ZimVie is committed to advancing clinical science and technology foundational to restoring daily life. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Participants in the Solicitation

ZimVie and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of ZimVie in connection with the proposed transaction with Zamboni Parent, Inc., an affiliate of ARCHIMED. Information about ZimVie’s directors and executive officers is set forth in ZimVie’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2025 (the “2025 Proxy”) (and available  here). Please refer to the sections entitled “Compensation of Non-Employee Directors,” “Executive Compensation” and “Security Ownership of Directors and Executive Officers” in the 2025 Proxy. To the extent holdings of ZimVie’s securities by its directors or executive officers have changed since the amounts set forth in the 2025 Proxy, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 4s filed by: Richard Heppenstall on March 11, 2025 and  May 19, 2025; Vafa Jamali on  March 11, 2025, March  27, 2025, March 27, 2025,  April 3, 2025 and  May 19, 2025; Indraneel Kanaglekar on  March 11, 2025, May  19, 2025 and July 3, 2025; Heather Kidwell on  March 11, 2025 and  May 19, 2025; Richard Kuntz on  April 2, 2025, May  9, 2025 and July 2, 2025; Vinit K. Asar on  May 9, 2025; Sally Crawford on  May 9, 2025; and Karen Matusinec on  May 9, 2025. Additional information concerning the interests of ZimVie’s participants in the solicitation, which may, in some cases, be different than those of ZimVie’s stockholders generally, will be set forth in ZimVie’s proxy statement relating to the proposed transaction when it becomes available.

Additional Important Information

This press release may be deemed to be solicitation material in respect of the proposed acquisition of ZimVie by Zamboni Parent, Inc., an affiliate of ARCHIMED. In connection with the proposed transaction, ZimVie intends to file relevant materials with the SEC, including ZimVie’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF ZIMVIE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ZIMVIE’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from ZimVie in the “Investor Relations” section of ZimVie’s website, which may be accessed at https://investor.zimvie.com, or upon request from ZimVie’s Investor Relations contacts.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to” and similar expressions to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approval of the proposed transaction by our stockholders; the possibility that any or all of the various other conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the possibility that competing offers or acquisition proposals for ZimVie will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement relating to the proposed transaction, including in circumstances which would require us to pay a termination fee; the effect of the pendency of the proposed transaction on our ability to attract, motivate or retain key executives and employees; the effect of the pendency of the proposed transaction on our ability to maintain relationships with our customers, suppliers and other business counterparties; the effect of the pendency of the proposed transaction on our operating results and business generally; the risk that the proposed transaction will divert management’s attention from our ongoing business operations; the risk that our stock price may decline significantly if the proposed transaction is not consummated; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products, including impacts from tariffs; pricing pressures from competitors, customers, dental practices and insurance providers; changes in customer demand for our products and services caused by demographic changes or other factors; challenges relating to changes in and compliance with governmental laws and regulations affecting our United States and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators, such as more stringent requirements for regulatory clearance of products; competition; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors; cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare group purchasing organizations, including the volume-based procurement process in China; control of costs and expenses; dependence on a limited number of suppliers for key raw materials and outsourced activities; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to retain the independent agents and distributors who market our products; our ability to attract, retain and develop the highly skilled employees we need to support our business; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; a determination by the Internal Revenue Service that the distribution of our shares of common stock by Zimmer Biomet Holdings, Inc. in 2022 (the “distribution”) or certain related transactions should be treated as taxable transactions; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations; the effects of global pandemics and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.

Media Contact Information:

ZimVie

Grace Flowers • Grace.Flowers@ZimVie.com

(561) 319-6130

Investor Contact Information:

Gilmartin Group LLC

Webb Campbell • Webb@gilmartinir.com